WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 2004



                                Blair Corporation

             (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

220 Hickory Street, Warren, Pennsylvania                 16366-0001
(Address of Principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Blair-2
Item 2.02.  Results of Operations and Financial Condition.

         On October 22, 2004, Blair Corporation issued a press release announcing its earnings for the three months and nine months ended September 30, 2004 and exploration of the sale of its consumer finance portfolio. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

         The information contained in the press release is furnished pursuant to
Item 7.01, "Regulation FD Disclosure."

Item 9.01.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

                 Not applicable.

         (b) Pro forma financial information.

                 Not applicable.

         (c)   Exhibits

                 Exhibit 99.1.Press Release.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 22, 2004                  Blair Corporation



                                    By:  /s/ John E. Zawacki
                                         -------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  /s/ Bryan J. Flanagan
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer

                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                           Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600      carlh@schwartz.com


                 BLAIR CORPORATION REPORTS THIRD QUARTER RESULTS


WARREN, Pa., (October 22, 2004) -- Blair Corporation (Amex: BL),
(www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the third quarter and nine months ended September 30, 2004.

Net sales for the third quarter ended September 30, 2004 were $107.1 million compared to $124.1 million reported for the third quarter ended September 30, 2003.

Net income for the third quarter ended September 30, 2004 was $2.9 million, or $0.36 per basic and diluted share, compared to $793,000, or $0.10 per basic and diluted share, reported for the third quarter last year.

Net sales for the nine months ended September 30, 2004 were $362.7 million, compared to $415.5 million reported for the first nine months ended September 30, 2003.

Net income for the nine months ended September 30, 2004 was $8.5 million, or $1.05 per basic and $1.04 per diluted share, compared to $5.4 million, or $0.67 per basic and diluted share, reported for the first nine months last year.

The increase in net income for the quarter reflects the continued implementation of strategic initiatives undertaken to generate greater efficiencies of core operations and enhance profitability.

Cost of goods sold as a percentage of net sales for the third quarter of 2004 was 48.1% compared to 49.0% for the third quarter of 2003, reflecting reduced customer returns and successful efforts to lower overall shipping costs.

Blair's e-commerce channel generated $66.0 million in gross sales demand during the first nine months of 2004, compared to $60.3 million during the first nine months of 2003.

"Blair achieved an increase in profitability by continuing to focus on improving gross margins and lowering overall operating costs. These ongoing efforts, combined with remaining steadfast in our dedication to our core customers, are vital elements of our long-term plan to increase profitability," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.

Blair also announced today that it is exploring the possibility of selling its consumer finance receivable portfolio to a third-party financial institution. Similar to financial institutions that issue credit cards, Blair currently offers its domestic customers credit for Blair-related purchases. This action is responsive to a suggestion made by a small group of shareholders in July to sell the consumer finance receivable portfolio.

"Over the years, shareholders have approached Blair management with suggestions for the company," said John E. Zawacki, President and Chief Executive Officer of Blair. "We have retained outside advisors to assist us in exploring this alternative and we will ultimately make a determination about what is in the best interest of all Blair shareholders."

"Blair Corporation's management is committed to increasing shareholder value which we believe will best be achieved by continuing to adhere to our long-term strategy of focusing on our core business. The core Blair brand remains the cornerstone of our success and has generated the profitability to position us for the future to further enhance our position as the premier direct marketer to value-conscious consumers," concluded Mr. Zawacki.

ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.crossingpointe.com. Blair Corporation employs over 2,300 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $500 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--

                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS

                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        For the Three Months Ended September 30
                                               2004                  2003
                                               ----                  ----

Net sales                                     $107,074             $ 124,100
Income before income taxes                       4,741                 1,270
Income taxes                                     1,800                   477
Net income                                       2,941                   793

Basic / diluted earnings per share         $0.36/$0.36           $0.10/$0.10

Weighted average basic shares outstanding    8,122,128             8,058,665

Weighted average diluted shares outstanding  8,204,025             8,077,876

                                        For the Nine Months Ended September 30
                                               2004                  2003
                                               ----                  ----

Net sales                                     $362,709             $ 415,459
Income before income taxes                      13,748                 8,696
Income taxes                                     5,225                 3,303
Net income                                       8,524                 5,393

Basic / diluted earnings per share         $1.05/$1.04          $ 0.67/$0.67

Weighted average basic shares outstanding    8,088,429             8,052,783

Weighted average diluted shares outstanding  8,161,049             8,077,379

                      SELECTED BALANCE SHEET ITEMS AS OF SEPTEMBER 30
                              DOLLARS IN THOUSANDS

                                               2004                  2003
                                               ----                  ----

Customer accounts receivable, net             $141,837              $141,330

Inventories                                   $101,372              $ 91,132

Total assets                                  $344,213              $339,896

Total liabilities                             $ 67,703              $ 80,091

Stockholders' equity                          $276,510              $259,805

Total liabilities and stockholders' equity    $344,213              $339,896